United States
Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 29, 2008
Lodgian, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14537	52-2093696
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3445 Peachtree Road, N.E., Suite 700
Atlanta, GA 30326
(Address and zip code of principal executive offices)
(404) 364-9400
(Registrant’s telephone number, including area code)
Not Applicable
Former Name or Former Address, if Changed Since Last Report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Effective January 29, 2008, the Company and Edward J. Rohling entered into a Separation and Release Agreement that terminates the Amended and Restated Executive Employment Agreement (the “Employment Agreement”) between Mr. Rohling and the Company dated April 23, 2007. A description of the material terms and conditions of the Employment Agreement was provided in the Company’s Form 8-K dated April 23, 2007. Under the Separation and Release Agreement, Mr. Rohling will receive
a.	$1,122,411.50 in severance pay;

b.	Immediate vesting of all restricted stock previously granted (75,000 shares were already vested, 15,000 more shares vested as of separation for 90,000 total); and

c.	COBRA premium reimbursement (for Mr. Rohling and his eligible dependents) through December 31, 2008;
He will remain eligible for enhanced benefits upon a Change in Control (as defined in the Employment Agreement), if a Change in Control occurs on or before April 28, 2008. He has signed a resignation letter, resigning as President, CEO, and Director and has released Lodgian from any and all claims and liability; and he and the Company have agreed to a mutual non-disparagement clause. A copy of the Separation and Release Agreement has been filed as Exhibit 10.1 to this Form 8-K.
Item 1.02. Termination of a Material Definitive Agreement.
See Item 1.01, above, and Exhibit 10.1
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
See Item 1.01, above, and Exhibit 10.1
Also on January 29, 2008, the Board of Directors of the Company appointed, effective immediately, Peter T. Cyrus, who has served as a member of the Company’s Board of Directors since his election in April 2007, to serve as interim President and Chief Executive Officer. Mr. Cyrus, 61, is and has, since 1995, been the Managing Partner and a co-owner of Montclair Hotel Investors, Inc., a hotel investment and management company based in suburban Chicago. Previously, he was a Senior Vice President of Lazard Freres & Company, where he directed the Real Estate Group’s Chicago office and also headed the firm’s Hospitality Group on a world-wide basis. In preparation for his real estate career, Mr. Cyrus studied business administration at the University of Arizona and John Carroll University. Mr. Cyrus has been a senior member of the Urban Land Institute since 1978. He holds the designation of Certified Review Appraiser (CRA) from the National Association of Review Appraisers.
The appointment of Mr. Cyrus as Interim President and Chief Executive Officer of the Company was not made pursuant to any arrangement or understanding between Mr. Cyrus and any other person. Mr. Cyrus has not been a party to any transaction since the beginning of the Company’s last fiscal year, and is not a party to any currently proposed transaction, with the Company or any of its subsidiaries, in which the amount involved exceeded or exceeds $120,000 and in which any of the following persons had, or will have, a direct or indirect material interest:
(1)	Any director or executive officer of the Company;

(2)	Any nominee for election as a director;

(3)	Any security holder who is known to the Company to own of record or beneficially more than five percent of any class of the Company’s voting securities; or

(4)	Any member of the immediate family of any of the foregoing persons.
The Company and Mr. Cyrus expect to enter into an employment agreement regarding the terms and conditions of Mr. Cyrus’s employment. A description and a copy of any such agreement will be filed as an amendment to this Form 8-K.

In addition, on January 29, 2008, the Company’s Board of Directors elected W. Blair Allen to serve as a member of the Company’s Board of Directors, filling the vacancy that was created by the resignation of Mr. Rohling. Mr. Allen also has been appointed to serve as a member of the Company’s Executive Committee. Mr. Allen, age 38, has been the President of Robert M. Goff & Associates, a real estate development and management company in Little Rock, Arkansas with an emphasis on the hospitality industry, since 2004. Prior to his service as President, he served as Chief Financial Officer from 1996 until 2004.
The election of Mr. Allen as a member of the Company’s Board of Directors was not made pursuant to any arrangement or understanding between Mr. Allen and any other person. The Company’s Board of Directors has determined that Mr. Allen will qualify as “independent” as defined under the corporate governance rules of AMEX. Mr. Allen has not been a party to any transaction since the beginning of the Company’s last fiscal year, and is not a party to any currently proposed transaction, with the Company or any of its subsidiaries, in which the amount involved exceeded or exceeds $120,000 and in which any of the following persons had, or will have, a direct or indirect material interest:
(1)	Any director or executive officer of the Company;

(2)	Any nominee for election as a director;

(3)	Any security holder who is known to the Company to own of record or beneficially more than five percent of any class of the Company’s voting securities; or

(4)	Any member of the immediate family of any of the foregoing persons.
Mr. Allen will receive the standard compensation provided to all of the Company’s non-employee directors. This compensation includes a quarterly retainer of $6,000, as well as fees of $1,500 per Board of Directors meeting, $1,000 per committee meeting, and $500 per telephonic Board of Directors or committee meeting. The Company also reimburses each director for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and any of its committees. Mr. Allen will also be eligible for equity awards pursuant to the Amended and Restated 2002 Stock Incentive Plan of Lodgian, Inc., consistent with the compensation of other non-employee directors
A copy of the press release announcing the resignation of Mr. Rohling and the appointments of Mr. Cyrus and Mr. Allen is attached hereto as Exhibit 99.1.
On January 29, 2008, the Compensation Committee approved the award of 2,000 restricted shares of the Company’s common stock to each of Mr. Cyrus, Paul J. Garity and Michael J. Grondahl, in recognition of the fact that Mr. Cyrus, Mr. Garity and Mr. Grondahl were elected to the Company’s Board of Directors at the Annual Stockholders Meeting in April 2007, but did not receive the award of 2,000 restricted shares of the Company’s common stock that was granted to each of the other non-employee members of the Company’s Board of Directors on February 12, 2007 for their service in 2007. Additionally on January 29, 2008, in recognition of the substantial time that the members of the Company’s Board of Directors dedicate to the affairs of the Company and the continuing time commitment of the Board of Directors, the Company’s Board of Directors approved the award of 2,000 restricted shares of the Company’s common stock to each non-employee member of the Board of Directors for service during 2008; an additional 2,000 shares to each member of the Board of Directors who also serves on the Company’s Audit Committee; and an additional 1,000 shares to each member of the Board of Directors who serves on the Company’s Compensation Committee (no such awards were granted to Mr. Cyrus who, by virtue of his appointment as Interim President and Chief Executive Officer

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of the Company, is no longer a non-employee member of the Board of Directors). All of these shares will be awarded pursuant to the Amended and Restated 2002 Stock Incentive Plan of Lodgian, Inc. on February 12, 2008 and will vest in annual increments over the next three years, commencing January 30, 2009.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit 10.1	Separation and Release Agreement between the Company and Edward J. Rohling.

Exhibit 99.1	Press release of Lodgian, Inc. dated February 4, 2008.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Lodgian, Inc.
Dated: February 4, 2008	By:	/s/ Daniel E. Ellis
Daniel E. Ellis
Senior Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

10.1	Separation and Release Agreement between the Company and Edward J. Rohling.

99.1	Press release of Lodgian, Inc. dated February 4, 2008

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